UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2013

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD DISCLOSURE.
On August 2, 2013, LaSalle Hotel Properties (the “Company”) issued a press release announcing the Company’s acquisition of the Harbor Court Hotel and Hotel Triton in San Francisco, California for $47.8 million. A copy of such press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01.    OTHER EVENTS.
The Company acquired the Harbor Court Hotel and Hotel Triton, both located in San Francisco, California, for $47.8 million. The acquisition was funded with borrowings under the Company’s senior unsecured credit facility. The 131-room Harbor Court Hotel is located at 165 Steuart Street in San Francisco’s Financial District. The 140-room Hotel Triton is located at 342 Grant Avenue in the Union Square neighborhood of San Francisco.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 2, 2013
The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2013	LASALLE HOTEL PROPERTIES

	BY:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 2, 2013